Exhibit 5.1

1095 Avenue of the Americas
New York, NY 10036-6797
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com

May 11, 2009

Griffon Corporation

Clopay Building Products Company, Inc.

Clopay Plastic Products Company, Inc.

Telephonics Corporation

100 Jericho Quadrangle

Jericho, New York 11753

Re:          Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Griffon Corporation, a Delaware corporation (the “Company”), Clopay Building Products Company, Inc., a Delaware corporation (“Clopay Building”), Clopay Plastic Products Company, Inc., a Delaware corporation (“Clopay Plastic”), and Telephonics Corporation, a Delaware Corporation (“Telephonics” and together with Clopay Building and Clopay Plastic, the “Guarantors”), in connection with the preparation and filing of a Registration Statement on Form S-4 (Registration No. 333-158274) originally filed on March 30, 2009 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended on the date hereof (as amended, the “Registration Statement”), relating to possible offerings from time to time of up to an aggregate of $400,000,000 of the following securities of the Company or the Guarantors, as the case may be, (1) common stock, par value $0.25 per share, of the Company (“Common Stock”), (2) debt securities (which may be issued in one or more series) (“Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee (the “Trustee”), such indenture to be filed as an exhibit to the Registration Statement in connection with a specific offering of Debt Securities (as may be amended or supplemented from time to time, an “Indenture”), (3) guarantees of Debt Securities by the Guarantors (“Guarantees”), (4) shares of preferred stock, par value $0.25 per share, of the Company (“Preferred Stock”), which may also be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), (5) warrants of the Company to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units (“Warrants”), (6) rights of the Company to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units (“Rights”) and (7) units of the Company to purchase any combination of Debt Securities, Preferred Stock, Depositary Shares, Warrants, Rights or Common Stock (the “Units”).  The Debt Securities, Guarantees, Preferred Stock, Depositary Shares, Warrants, Rights, Units and Common Stock are collectively referred to herein as the “Securities.”  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a

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“Prospectus Supplement”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)            the Registration Statement;

(ii)           the Restated Certificate of Incorporation of the Company, dated October 1, 1986, as amended through the date hereof (the “Restated Certificate of Incorporation”), filed as Exhibit 4.1 to the Registration Statement;

(iii)          the Amended Bylaws of the Company, dated May 8, 2008 (the “Bylaws”), filed as Exhibit 4.2 to the Registration Statement;

(iv)          the forms of certificates evidencing the Common Stock, Preferred Stock, Receipts, Warrants, Rights and Units, in the forms attached as Exhibits 4.1, 4.2, 4.4, 4.6, 4.7 and 4.10, respectively, to the Registration Statement;

(v)           the forms of deposit agreement and warrant agreement, in the forms attached as Exhibits 4.3 and 4.5, respectively, to the Registration Statement;

(vi)          a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated May 8, 2009; and

(vii)         the resolutions of the Board of Directors of the Company relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement, certified as of the date hereof by an officer of the Company.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company and the Guarantors).

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.            The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon exchange or conversion of Preferred Stock or Depositary Shares or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2.            The Guarantee of each of the Guarantors, when (a) duly authorized by all necessary corporate action of such Guarantor and duly executed by such Guarantor, and (b) the Debt Securities have been duly executed, authenticated, issued and delivered by or on behalf of the Company against receipt by the Company of lawful consideration therefor in the manner contemplated by the Registration Statement and applicable Prospectus Supplement, will be the legally valid and binding obligation of the respective Guarantor enforceable against such Guarantor in accordance with its terms.

3.            The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion or exchange of Debt Securities, upon the exchange of validly issued and fully paid Depositary Shares or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and nonassessable.

4.            When (a) the Depositary Shares have been (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, and Receipts in the form contemplated and authorized by a valid and binding deposit agreement have been duly executed and delivered by the depositary and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine and (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated by paragraph 3 above and have been deposited with the depositary, the Receipts evidencing the Depositary Shares will be validly issued.

5.            The Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

6.            The Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable and valid and binding warrant agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7.            The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable.

8.            The Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company)

may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement: (i) the Board of Directors of the Company (and of each of the Guarantors, in the case of the Guarantees)  (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company (and of each of the Guarantors, in the case of the Guarantees) shall have (x) duly established the terms of the Securities (and in the case of the Units, the Securities that are the components thereof), and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including without limitation with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation stating the designation and voting rights, preferences, limitations and special rights, if any, of any such Preferred Stock in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock, Preferred Stock or Depositary Shares, and any Common Stock, Preferred Stock or Depositary Shares for or into which any other Securities are exercisable, exchangeable or convertible will have been duly reserved for issuance and such authorizations and actions have not been rescinded; (ii) the resolutions establishing the definitive terms of and authorizing the Company (or the Guarantors, in the case of the Guarantees) to register, offer, sell and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company (or the Guarantors, in the case of the Guarantees); (iii) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the certificate of incorporation of the Company (and of the Guarantors, in the case of the Guarantees), and the terms of the issuance and sale of the Securities (x) will have been duly established in accordance with all applicable law and the certificate of incorporation and bylaws of the Company (and of the Guarantors, in the case of the Guarantees) (collectively, the “Charter”), any Indenture, guarantee, merger or other definitive purchase agreement, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities  (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter and the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company (or the Guarantors, in the case of the Guarantees) and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company (or the Guarantors, in the case of the Guarantees); (iv) upon issuance of any shares of Preferred Stock or Common Stock or any Depositary Shares, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock and Common Stock issued and outstanding will not exceed the total number of shares of Preferred Stock and Common Stock that the Company is then authorized to issue under its Restated Certificate of Incorporation; (v) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law; (vi) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party; (vii) each Indenture, merger or other definitive purchase agreement, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company); (viii) the Registration Statement, as amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462, will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (ix) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (x) the Securities shall be issued and sold in compliance with all Federal and State securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (xi) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; and (xii) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company or any Guarantor is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities or Guarantee denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York.  We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP